UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2016

POWERSHARES DB G10 CURRENCY HARVEST FUND

(Exact Name of Registrant as Specified in its Charter)

Delaware	16-6562496
(State or Other Jurisdiction of Incorporation)	(IRS Employer ID Number)

c/o Invesco PowerShares Capital Management LLC 3500 Lacey Road, Suite 700 Downers Grove, Illinois	60515
(Address of Principal Executive Offices)	(Zip Code)

001-33020

(Commission File Number)

(630) 868-7179

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Distribution Services Agreement

On June 20, 2016, Invesco PowerShares Capital Management (the “Managing Owner”) and Invesco Distributors, Inc. (“Invesco Distributors”) entered into a Distribution Services Agreement (the “Distribution Services Agreement”), pursuant to which Invesco Distributors will provide certain distribution services to PowerShares DB Commodity Index Tracking Fund (the “Fund”). Invesco Distributors will assist the Managing Owner and The Bank of New York Mellon (the “Administrator”) with certain functions and duties relating to distribution and marketing including reviewing and approving marketing materials.

Pursuant to the Distribution Services Agreement, the Fund has agreed to indemnify Invesco Distributors and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The foregoing is a summary description of the Distribution Services Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 20, 2016, the Managing Owner, the Fund and Wilmington Trust Company, as trustee of the Fund, amended the Fifth Amended and Restated Declaration of Trust and Trust Agreement, dated as of February 23, 2015 (“Amendment No. 1”) to update it pursuant to applicable tax laws. A copy of Amendment No. 1 is filed as Exhibit 4.1.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit.

Exhibit No.	Description

4.1.1	Amendment No. 1 to the Fifth Amended and Restated Declaration of Trust and Trust Agreement

10.1	Distribution Services Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PowerShares DB G10 Currency Harvest Fund

By:	Invesco PowerShares Capital Management LLC,
its Managing Owner

By: /s/ Daniel Draper
Name: Daniel Draper
Title: Chief Executive Officer

Date: June 20, 2016